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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to National City Corporation 1997 Restricted Stock Plan of our report dated January 21, 1998 with respect to the consolidated financial statements and schedules of National City Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                        Ernst & Young LLP




Cleveland, Ohio
July 24, 1998